SIMMONS ANNOUNCES RESTRUCTURING PLAN

Simmons Signs Purchase Agreement with Investor Group Led by Ares Management LLC and Ontario Teachers’ Pension Plan

Significant Majority of Noteholders Support the Terms of the Restructuring Plan

Restructuring Plan Provides for Full Payment to Senior Lenders, Suppliers and Employees and Continued Investment in 139 Year-Old Brand
___________________________________________________________

ATLANTA, September 25, 2009 – Simmons Company (“Simmons”) and its indirect subsidiary Simmons Bedding Company (“Simmons Bedding”), a leading manufacturer of premium-branded bedding products, today announced that their Boards of Directors have approved a restructuring plan under which they have entered into an agreement that provides for the acquisition of Simmons Bedding and all of its subsidiaries, as well as its parent Bedding Holdco Incorporated, by certain affiliates of Ares Management LLC (“Ares”) and Teachers’ Private Capital, the private investment arm of the Ontario Teachers’ Pension Plan (“Teachers’”).

As part of the restructuring of its debt obligations and the related transaction, Simmons will reduce its total indebtedness from approximately $1 billion to approximately $450 million.  Simmons will emerge from this process with a stronger balance sheet and increased financial flexibility.

The transaction is comprised of total consideration of approximately $760 million, including equity from the purchaser and certain of Simmons’ and Simmons Bedding’s current lenders as well as debt commitments from certain of Simmons’ and Simmons Bedding’s current lenders.  Further, a significant majority of noteholders of Simmons and Simmons Bedding have agreed to support the plan, including holders of 75.4% of Simmons Bedding’s $200 million 7.875% senior subordinated notes (“senior subordinated notes”) and 72.6% of Simmons’ 10% discount notes (“discount notes”).

Stephen G. Fendrich, Simmons Bedding’s President and Chief Operating Officer, commented, “The purchase agreement we have executed and the support we have secured from our noteholders for this restructuring plan underscore the strength of the Simmons brand, our strong performance in the marketplace, and the value of the strategic and operational investments we have made in our business, people and processes over the past several years.  Simmons Bedding is firmly positioned as an industry leader and under this plan will retain its own identity and operational structure, have a newly strengthened balance sheet, and will remain committed to bringing innovative bedding products to our customers.  I am extremely pleased that the plan protects our employees and provides for our senior lenders and suppliers to be paid in full.”

Fendrich continued, “I want to thank our employees and advisors who have worked very hard in the face of an unprecedented industry downturn to bring us to this significant and welcome milestone, and I extend thanks as well to all of the stakeholders who continue to play a part in ensuring that our business operates as usual as we complete this process. Our new investors understand our industry and recognize that Simmons Bedding is a great North American manufacturer; we look forward to working with them to build upon its 139 year history of innovation, quality and service in the bedding industry.”

The Restructuring Plan

Under the plan, all of Simmons Bedding’s trade vendors, suppliers, employees and senior bank lenders will be paid in full, while each holder of Simmons’ senior subordinated notes will be entitled to receive its pro rata share of $190 million in cash and each holder of Simmons’ discount notes will be entitled to receive its pro rata share of $15 million in cash (which amount may be invested in the equity of a new indirect holding company for Simmons Bedding by holders of the discount notes who satisfy investment requirements designed to assure compliance with securities laws and specified in the plan). Each of the senior subordinated notes and discount notes distribution is subject to adjustment in certain circumstances.

Simmons and its domestic subsidiaries expect to launch a formal process to solicit votes for its pre-packaged plan from the senior bank lenders and the holders of the senior subordinated notes and discount notes as soon as solicitation materials are ready.  The solicitation process is expected to be completed within 30 days after launching.

Following the solicitation period, and in order to implement the restructuring, Simmons and its domestic subsidiaries intend to commence Chapter 11 cases under the U.S. Bankruptcy Code and seek confirmation of the pre-packaged plan.  While the anticipated bankruptcy filings will not include Simmons Bedding’s subsidiaries in Canada and Puerto Rico, these operations will be acquired under the terms of the purchase agreement.

In connection with the plan, Simmons Bedding also has arranged for a $35 million debtor in possession revolving credit facility with certain lenders, pursuant to which Deutsche Bank Trust Company Americas will act as the administrative agent and collateral agent and Deutsche Bank Securities Inc. will act as the sole book runner and lead arranger.

Throughout the restructuring process, Simmons Bedding expects to continue normal operations under its current ownership structure and does not anticipate any changes to its overall business or its ability to meet its customers’ needs.

The Transaction

Ares and Teachers’, also owner of National Bedding Company LLC, the largest manufacturer of bedding under the Serta brand name in North America, intends to operate Simmons Bedding and Serta as separate and distinct entities that will continue to compete with one another in the market. The two companies will retain their unique corporate and brand identities, product lines and management teams.

Bennett Rosenthal, Senior Partner at Ares Management LLC, commented, "Simmons’ prestigious brand name, innovative products, strong and experienced management, as well as positive fundamentals we see for the industry, are characteristics that make it a very attractive investment to us.  As such, our goal is to enhance these attributes by keeping Simmons Bedding a separate and distinct company, and a complementary investment to our existing holding in Serta.  We believe that the resiliency Simmons Bedding has shown during these turbulent times is a sign of its strength that should be apparent to all of its key stakeholders.”

Erol Uzumeri, Senior Vice-President, Teachers' Private Capital, stated, "As long-term investors, we seek companies with proven talent throughout the organization and a strong franchise. Simmons’ historical performance is excellent when measured against our core investment criteria and we are confident this investment will deliver sustainable value.”

The transaction is subject to customary terms and conditions, confirmation of the plan by the Bankruptcy Court and expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, pursuant to which the Federal Trade Commission is currently reviewing the proposed transaction.

Further information regarding the transaction and the restructuring plan will be available through a Form 8-K that will be filed today by Simmons with the U.S. Securities and Exchange Commission.

Weil, Gotshal & Manges LLP is acting as legal counsel and Miller Buckfire & Co., LLC is acting as financial advisor to Simmons.

Sullivan & Cromwell LLP is acting as legal counsel and Goldman, Sachs & Co., is acting as financial advisor to Ares and Teachers’.

About Simmons Bedding Company
Atlanta-based Simmons Bedding Company is one of the world's largest mattress manufacturers, manufacturing and marketing a broad range of products including Beautyrest®, Beautyrest Black®, Beautyrest Studio™, ComforPedic by Simmons™, ComforPedic Loft™, Natural Care®, Beautyrest Beginnings™ and BeautySleep®. Simmons Bedding operates 19 conventional bedding manufacturing facilities and two juvenile bedding manufacturing facilities across the United States, Canada and Puerto Rico. Simmons Bedding also serves as a key supplier of beds to many of the world’s leading hotel groups and resort properties. Simmons Bedding is committed to developing superior mattresses and promoting a higher quality sleep for consumers around the world. For more information, visit Simmons Bedding's website at www.simmons.com.

About Ares Management
Ares Management is an SEC-registered investment adviser and alternative asset manager with total committed capital under management of approximately $29 billion as of June 2009.  With complementary pools of capital in private equity, private debt and capital markets, Ares Management has the ability to invest across all levels of a company’s capital structure – from senior debt to common equity – in a variety of industries in a growing number of international markets. The Ares Private Equity Group has a proven track record of partnering with high quality, middle-market companies and creating value with its flexible capital such as Serta.  Other notable current investments include General Nutrition Centers, Inc., Hanger Orthopedic Group, Inc. (NYSE: HGR) and Maidenform Brands, Inc. (NYSE: MFB).  The firm is headquartered in Los Angeles with approximately 250 employees and professionals located across the United States and Europe.  For more information, visit the Ares website at www.aresmgmt.com.

About Teachers’ Private Capital
With $15 billion in invested and committed capital, Teachers’ Private Capital is one of the world’s largest private equity investors. It is the private investment arm of the $90 billion Ontario Teachers’ Pension Plan, the largest single-profession pension plan in Canada. The Ontario Teachers’ Pension Plan is an independent corporation responsible for investing the fund and administering the pensions of Ontario’s 278,000 active and retired teachers.

“Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995:
This press release includes forward-looking statements that reflect our current views about future events and financial performance. Words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions that predict or indicate future events, results or trends, or that do not relate to historical matters, identify forward-looking statements. The forward-looking statements in this press release speak only as of the date of this press release. These forward-looking statements are expressed in good faith and Simmons believes there is a reasonable basis for them. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from Simmons’s expectations. These factors include, but are not limited to: (i) ability to comply with and fulfill closing conditions in the Plan Sponsor Agreement, including obtaining the requisite creditor consents, debtor-in-possession and long-term financing, approval of the Plan from the Bankruptcy Court, and expiration of the waiting period under HSR; (ii) compliance with covenants in, and any defaults under, our debt agreements or instruments; (iii) our ability to (a) comply with the terms of the forbearance agreements, including meeting certain conditions contained therein, or (b) obtain further extensions to the forbearance periods; (iv) compliance by the lenders and note holders with the terms of the forbearance agreements; (v) increased cost of credit and associated fees resulting from the forbearance extensions and any waiver or modification of the senior credit facility by the lenders or any waiver or modification of the Subordinated Notes or other indebtedness; (vi) in the event of the failure to consummate the transactions contemplated by the Plan, Simmons being required to immediately repay all amounts outstanding under the senior credit facility resulting from the noncompliance with the covenants thereunder or otherwise being in default under its debt which could in turn result in a default under the indebtedness of Simmons, Simmons Company or Bedding Holdco Incorporated or could result in a bankruptcy filing by or against us or any of our affiliates and have an adverse impact the value of our and our affiliate’s debt and equity securities; (vii) the potential adverse impact of any restructuring or any related pre-arranged or voluntary bankruptcy filing on our business, financial condition, liquidity, results of operations and the value of our and our affiliate’s debt and equity securities; (viii) interest rate and credit market risks; (ix) competitive pressures in the bedding industry; (x) general economic and industry conditions; (xi) our ability to launch new products on a timely basis, the success of our new products and the future costs to rollout such products; (xii) legal and regulatory requirements; (xiii) our relationships with and viability of our suppliers, significant customers and licensees; (xiv) fluctuations in our costs of raw materials and energy prices; (xv) our ability to hold or increase prices on our products and the related effect on our unit sales; (xvi) an increase in our return rates and warranty claims; (xvii) our labor relations; (xviii) encroachments on our intellectual property; (xix) our product liability, intellectual property and other litigation claims; (xx) our level of indebtedness; (xxi) foreign currency exchange rate risks; (xxii) our future acquisitions; (xxiii) our ability to achieve the expected benefits from any personnel realignments; (xxiv) higher bad debt expense as a result of increased customer bankruptcies due to instability in the economy and slowing consumer spending; (xxv) our ability to maintain sufficient liquidity to operate our business; and (xxvi) other risks and factors identified from time to time in our reports filed with the Securities and Exchange Commission. We undertake no obligation to update or revise any forward-looking statements, either to reflect new developments or for any other reason.